UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2016

IDI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-158336	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-757-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 13, 2016, IDI, Inc. (the “Company”), in accordance with the authority granted by the Company’s board of directors, provided written notice to the NYSE MKT of its intention to voluntarily delist its common stock, $0.0005 par value per share (“Common Stock”), on the NYSE MKT and to list its Common Stock on The NASDAQ Global Market of The NASDAQ Stock Market LLC (“NASDAQ”). The Company expects the listing and trading of its Common Stock on the NYSE MKT will cease at market close on September 23, 2016, and that trading of its Common Stock will commence on NASDAQ on September 26, 2016 after ringing the NASDAQ Opening Bell on September 26, 2016. The Common Stock has been approved for listing on NASDAQ, with the Common Stock trading under the new symbol “COGT” and the new CUSIP number “19241Q 101”.

Item 7.01	Regulation FD Disclosure.

On September 14, 2016, the Company issued a press release announcing the voluntary transfer of listing from the NYSE MKT to NASDAQ and its corporate name change to Cogint, Inc. The Company expects the name change will be effective September 26, 2016. A copy of the press release is attached as Exhibit 99.1. The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated September 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDI, Inc.

September 14, 2016	By:	/s/ Derek Dubner
	Name:	Derek Dubner
	Title:	CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 14, 2016.

4